Exhibit 99.1

For Immediate Release

Lightlake Therapeutics Inc. Set to Begin Phase II Clinical Trials of Binge Eating Disorder Treatment

LONDON, ENGLAND, August 24, 2011 – Lightlake Therapeutics Inc. (OTCBB: LLTP) (“Lightlake” or “the “Company”), an early stage biopharmaceutical company currently developing a nasal spray for the treatment of overweight and obese patients with Binge Eating Disorder, today announced that its patient testing stage of the Phase II clinical trials will start August 26th, 2011

Dr. Roger Crystal, CEO of Lightlake commented, “We are excited to commence the definitive stage of testing of a product that we believe will be a solution to a disease thought to affect a significant proportion of obese and overweight patients today. We recently completed stability testing in an effort to ensure that our nasal spray adheres to internationally recognised safety standards in delivering an effective treatment. Moreover, we have an excellent control group in place, as we were able to select 138 patients from over 900 applicants wanting to participate in our trials in Helsinki. Dr. David Sinclair, our Chief Scientific Officer, revolutionized the way we treat alcoholism and drug addiction through his research into opioid antagonists, and we are confident that in working with him, we can develop an opioid antagonist derived nasal spray for the treatment of those with Binge Eating Disorder.”

In addition to treating patients with Binge Eating Disorder, Lightlake believes its nasal spray could also beneficial for those with bingeing behaviour, which is thought to exist in one third of obese patients. The Company projects that its Phase II trials will be completed early next year and if successful, Lightlake plans to conduct its Phase III at Imperial College London and other international institutions. The Company will work with Celesio AG   to develop a pharmacist delivered treatment program, and intends to establish similar commercial relationships over the next 12 months.

About Lightlake Therapeutics Inc.

Lightlake Therapeutics is a developing biopharmaceutical company aiming to build a platform of biopharmaceutical solutions to common addictive disorders. Currently, the Company is focused on providing a safe, effective and simple treatment for patients who are obese or overweight as a result of binge eating. Lightlake recently acquired patents that will allow it to widen its product pipeline to address patients with addictions to opioid painkillers, methadone, cocaine and amphetamine. The Company anticipates launching a development program for each of these purposes in the future.

Safe Harbor

This press release contains forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, implied or inferred by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "would," "expects," "plans," "intends," "anticipates," "believes," estimates," "predicts," "projects," "potential" or "continue" or the negative of such terms and other comparable terminology. These statements are only predictions based on our current expectations and projections about future events. You should not place undue reliance on these statements. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors. These and other factors may cause our actual results to differ materially from any forward-looking statement. We undertake no obligation to update any of the forward-looking statements after the date of this presentation to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law.

Investor Contact:

Mr. Kevin Fickle, President
NUWA Group LLC.
Tel: +1-925-330-8315
Email: kevin@nuwagroup.com

Company Contact:
Lightlake Therapeautics Inc.
Dr. Roger Crystal, CEO
Email: roger.crystal@lightlaketherapeutics.com
or
Lightlake Therapeutics Inc.
Dr. Michael Sinclair, Chairman
Email michael.sinclair@lightlaketherapeutics.com